Execution Copy









                              --------------------

                            ASSET PURCHASE AGREEMENT

                              --------------------

                                     between

                     FIRST SOUTH UTILITY CONSTRUCTION, INC.

                                       and

                             DYCOM INDUSTRIES, INC.

















                          Dated as of November 5, 2003



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms............................................1
SECTION 1.02. Definitions......................................................9
SECTION 1.03. Interpretation and Rules of Construction........................10

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of Purchased Assets...........................11
SECTION 2.02. Assumption and Exclusion of Liabilities.........................13
SECTION 2.03. Purchase Price; Allocation of Purchase Price....................14
SECTION 2.04. Closing.........................................................15
SECTION 2.05. Closing Deliveries by the Seller................................15
SECTION 2.06. Closing Deliveries by the Purchaser.............................16
SECTION 2.07. Post-Closing Adjustment of Purchase Price.......................17
SECTION 2.08. Escrow..........................................................19

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

SECTION 3.01. Organization, Authority and Qualification of the Seller.........20
SECTION 3.02. No Conflict.....................................................20
SECTION 3.03. Governmental Consents and Approvals.............................21
SECTION 3.04. Financial Information; Books and Records........................21
SECTION 3.05. Absence of Undisclosed Liabilities..............................21
SECTION 3.06. Receivables.....................................................22
SECTION 3.07. Inventories.....................................................22
SECTION 3.08. Acquired Assets.................................................22
SECTION 3.09. Conduct in the Ordinary Course; Absence of Certain Changes,
              Events and Conditions...........................................22
SECTION 3.10. Litigation......................................................25
SECTION 3.11. Compliance with Laws............................................25
SECTION 3.12. Environmental and Other Permits and Licenses; Related Matters...25
SECTION 3.13. Material Contracts..............................................26
SECTION 3.14. Intellectual Property...........................................28
SECTION 3.15. Real Property...................................................28
SECTION 3.16. Tangible Personal Property......................................29

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SECTION 3.17. Assets..........................................................30
SECTION 3.18. Customers.......................................................30
SECTION 3.19. Employee Benefit Matters........................................31
SECTION 3.20. Labor Matters...................................................31
SECTION 3.21. Key Employees...................................................32
SECTION 3.22. Certain Interests...............................................32
SECTION 3.23. Taxes...........................................................33
SECTION 3.24. Insurance.......................................................33
SECTION 3.25. Brokers.........................................................33
SECTION 3.26. Certain Other Employee-Related Costs............................33

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01. Organization and Authority of the Purchaser.....................34
SECTION 4.02. No Conflict.....................................................34
SECTION 4.03. Governmental Consents and Approvals.............................35
SECTION 4.04. Financing.......................................................35
SECTION 4.05. Litigation......................................................35
SECTION 4.06. Brokers.........................................................35

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing........................35
SECTION 5.02. Access to Information...........................................36
SECTION 5.03. Confidentiality.................................................36
SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents.......37
SECTION 5.05. Supplemental Disclosure.........................................38
SECTION 5.06. Use of Intellectual Property....................................38
SECTION 5.07. Non-Competition.................................................38
SECTION 5.08. Bulk Transfer Laws..............................................39
SECTION 5.09. Intercompany Arrangements.......................................39
SECTION 5.10. Payments on Behalf of Affiliates................................39
SECTION 5.11. Tax Cooperation and Exchange of Information.....................39
SECTION 5.12. Conveyance Taxes................................................40
SECTION 5.13. FIRPTA Certificate..............................................40
SECTION 5.14. Further Action..................................................40
SECTION 5.15. Risk of Loss....................................................40
SECTION 5.16. Proration of Taxes and Certain Charges..........................41
SECTION 5.17. Assignment of Customer Contracts................................41
SECTION 5.18. 1031 Exchange...................................................42
SECTION 5.19. Excluded Owned Real Properties..................................42
SECTION 5.20. Title Insurance for Owned Real Property.........................42


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SECTION 5.21. Survey..........................................................43
SECTION 5.22. Name Change.....................................................43
SECTION 5.23. Registration Rights.............................................43
SECTION 5.24. AT&T Escrow Agreement; AT&T Escrow Receivable...................43
SECTION 5.25. Estoppel Certificates...........................................44
SECTION 5.26. Performance Bond................................................44
SECTION 5.27. Subcontractor Releases..........................................44

                                   ARTICLE VI

                                EMPLOYEE MATTERS


                        ARTICLE VII CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Seller.........................45
SECTION 7.02. Conditions to Obligations of the Purchaser......................46

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties......................47
SECTION 8.02. Indemnification by the Seller...................................47
SECTION 8.03. Indemnification by the Purchaser................................48
SECTION 8.04. Limits on Indemnification.......................................48
SECTION 8.05. Notice of Loss; Third Party Claims..............................49
SECTION 8.06. Distributions from Indemnity Escrow Fund........................49
SECTION 8.07. Tax Treatment...................................................50
SECTION 8.08. Exclusive Remedy................................................50

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01. Termination.....................................................50
SECTION 9.02. Effect of Termination...........................................51

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01. Expenses.......................................................51
SECTION 10.02. Notices........................................................52
SECTION 10.03. Public Announcements...........................................52
SECTION 10.04. Severability...................................................53
SECTION 10.05. Entire Agreement...............................................53
SECTION 10.06. Assignment.....................................................53


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SECTION 10.07. Amendment......................................................53
SECTION 10.08. Waiver.........................................................53
SECTION 10.09. No Third Party Beneficiaries...................................53
SECTION 10.10. Governing Law..................................................54
SECTION 10.11. Waiver of Jury Trial...........................................54
SECTION 10.12. Currency.......................................................54
SECTION 10.13. Counterparts...................................................54


EXHIBITS

1.01(a)     Form of Assignment of Intellectual Property

1.01(b)     Form of Assignment of Leases Agreement

1.01(c)     Form of Assumption Agreement

1.01(d)     Form of Bill of Sale

1.01(e)     Form of Deeds

2.08        Form of Indemnity Escrow Agreement

5.23        Form of Registration Rights Agreement

5.24        Form of AT&T Escrow Agreement

6.01        Form of Employment Agreement

7.02        Form of Non-Competition Agreement


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DISCLOSURE SCHEDULE

The Disclosure Schedule shall include the following Sections:

3.02                 No Conflict
3.03                 Government Consents and Approvals
3.04(a)(i)           Reference Statement of Net Assets
3.06                 Receivables
3.07                 Inventories
3.09(d)              Absence of Certain Changes
3.12                 Environmental and Other Permits and Licenses; Related
                     Matters
3.13(a)              Material Contracts
3.15                 Real Property
3.16(a)              Tangible Personal Property
3.16(b)              Leases for Tangible Personal Property
3.17                 Certain Assets
3.18                 Customers
3.19                 M&A Qualified Beneficiary
3.19(a)              Employee Benefit Matters (Plans and Material Documents)
3.19(d)              Employee Benefit Matters (M&A Qualified Beneficiaries)
3.20                 Labor Matters
3.21                 Key Employees
3.22                 Certain Interests
3.23                 Taxes
3.24                 Certain Other Employee Related Costs



OTHER SCHEDULES

1.01                 Net Working Capital Excess Amount
2.01(b)(iv)          Excluded Motor Vehicles
2.01(b)(viii)        Other Excluded Real Property
2.01(b)(viii)        Other Excluded Assets
5.01                 Conduct of Business Prior to the Closing
5.09                 Certain Intercompany Arrangements
5.19                 Value of Owned Real Properties
5.25                 Schedule of Estoppel Certificates


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


                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of November 5, 2003, is between First South Utility Construction, Inc., a North Carolina corporation (the "Seller") and Dycom Industries, Inc., a Florida corporation (the "Purchaser").

         WHEREAS, the Seller is engaged in the business of construction, design and engineering and rights of way services for government agencies and utilities at various locations in the United States (the "Business"); and

         WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Business, including all right, title and interest of the Seller in and to the property and assets of the Business, and in connection therewith the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Seller and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

         "Acquisition Documents" means this Agreement, the Ancillary Agreements, and any certificate, Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement.

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "Ancillary Agreements" means the Bill of Sale, the Deeds, each Assignment of Lease, the Assignment of Intellectual Property, the Assumption Agreement, the Indemnity Escrow Agreement and the AT&T Escrow Agreement.

         "Assignment of Intellectual Property" means the Assignment of Intellectual Property to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(a).

         "Assignment of Leases Agreement" means the Assignment of Leases Agreement to be executed by the Seller at the Closing with respect to each lease of leased Real Property listed on Section 3.15(b) of the Disclosure Schedule, substantially in the form of Exhibit 1.01(b).


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         "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller at the Closing, substantially in the form of
Exhibit 1.01(c).

         "AT&T" means AT&T Network Assets 1, Inc.

         "AT&T Contract" means that certain Agreement No. 20021219.3.C Telecommunication System Turnkey Construction Contract Atlanta, GA to Arlington, VA and Wilmington, DE to Finksburg, MD between Seller and AT&T.

         "AT&T Escrow Agreement" means that escrow agreement, dated as of the Closing Date, between Seller, Purchaser and the Escrow Agent, a form of which is attached hereto as Exhibit 5.24.

         "AT&T Escrow Amount" means $6,350,000 in cash less any amounts received by Seller prior to the Closing in respect of contractor completion of Link 37.

         "AT&T Escrow Fund" means the AT&T Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased as provided in the AT&T Escrow Agreement.

         "AT&T Escrow Receivable" means the amounts to be paid by AT&T under the AT&T Contract in respect of Link 1 (Greensboro to Arlington), Link 37 (Atlanta to Charlotte) and Link 38 (Wilmington to Finksburg) estimated to be approximately $6,350,000 in the aggregate, representing approximately (i) $1,400,000 in respect of contractor substantial completion of Link 1, (ii) $2,500,000 in respect of contractor substantial completion of Link 37, (iii) $1,450,000 in respect of contractor completion of Link 37 and (iv) 1,000,000 in respect of contractor substantial completion of Link 38.

         "AT&T March 2004 Receivable" means the amounts expected to be paid by AT&T under the AT&T Contract in respect of contractor completion of Link 1 and Link 38 (projected to occur in March 2004), estimated to be approximately $3,150,000 in the aggregate, representing (i) approximately $1,700,000 in respect of Link 1 and (ii) approximately $1,450,000 in respect of Link 38.

         "Bill of Sale" means the Bill of Sale to be executed by the Seller at the Closing, substantially in the form of Exhibit 1.01(d).

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the Closing.

         "Claims" means any and all actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements.


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         "Closing Statement of Net Working Capital" means the statement of Net
Working Capital, to be prepared pursuant to Section 2.07(a) and to be dated as of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

         "Conveyance Taxes" means all sales, use, value added, transfer, stamp, stock transfer, real property transfer or gains and similar Taxes.

         "Deeds" means the special or limited warranty (or local equivalent) deeds to be executed by the Seller at the Closing, substantially in the form of
Exhibit 1.01(e), in order to convey to the Purchaser each parcel of Owned Real Property.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller to the Purchaser in connection with this Agreement.

         "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, title defect, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         "Environment" means surface waters, groundwaters, soil, subsurface strata sediment and indoor and outdoor ambient air.

         "Environmental Claims" means any and all Claims and Actions relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material, including (a) any and all Claims and Actions by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims and Actions by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

         "Environmental Laws" means all Laws, now or hereafter in effect and as amended through the Closing, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety, natural resources or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss.6901 et seq.; the Clean Water Act, 33 U.S.C.ss.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601 et seq.; the Clean Air Act, 42


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U.S.C.ss.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.ss.300f et
seq.; the Atomic Energy Act, 42 U.S.C.ss.ss.2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss.136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C.ss.ss.301 et seq.

         "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under or issued pursuant to any applicable Environmental Law.

         "Environmental Reports" means those reports annexed to Section 3.12 of the Disclosure Schedule together with any reports delivered under Section 5.19 that do not relate to Excluded Owned Real Property.

         "Escrow Agent" means American Stock Transfer and Trust Company, or such other agent that the parties agree.

         "Excluded Taxes" means (i) all Taxes owed by the Seller or any of its Affiliates for any period, (ii) all Taxes relating to the Excluded Assets or Excluded Liabilities for any period, (iii) all Taxes relating to the Purchased Assets, the Business or the Assumed Liabilities for any Pre-Closing Period, (iv) all Taxes of Seller or any other Person by reason of being a member of a consolidated, combined, unitary or affiliated group that includes the Seller or any of its present or past Affiliates prior to the Closing, by reason of a tax sharing, tax indemnity or similar agreement entered into by the Seller or any of its present or past Affiliates prior to the Closing (other than this Agreement) or by reason of transferee or successor liability arising in respect of a transaction undertaken by the Seller or any of its present or past Affiliates prior to the Closing and (v) Taxes imposed on Purchaser as a result of any breach of warranty or misrepresentation under Section 3.23 hereof, or breach by the Seller of any covenant relating to Taxes. For purposes of this Agreement, in the case of any Straddle Period, (i) Property Taxes relating to the Purchased Assets allocable to the Pre-Closing Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that fall within the Pre-Closing Period and the denominator of which is the number of days in the entire Straddle Period and (ii) Taxes (other than Property Taxes) relating to the Purchased Assets for the Pre-Closing Period shall be computed as if such taxable period ended as of the close of business on the date of the Closing.

         "GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

         "Governmental Authority" means any federal, state, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos and asbestos-containing materials, urea formaldehyde, including foam insulation that contains urea formaldehyde, polychlorinated biphenyls including transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance which is regulated by any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Indemnified Party" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

         "Indemnifying Party" means the Seller pursuant to Section 8.02 and the Purchaser pursuant to Section 8.03, as the case may be.

         "Indemnity Escrow Amount" means $4,000,000.

         "Indemnity Escrow Fund" means the Indemnity Escrow Amount deposited with the Escrow Agent as such sum may be increased or decreased as provided in the Indemnity Escrow Agreement.


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


         "Intellectual Property" means all rights in intellectual property of any type, including, but not limited to, the following: (i) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names, and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (ii) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, (iii) confidential and proprietary information, including trade secrets, know-how and invention rights, and (iv) computer software, including code in any form, data and databases.

         "Inventories" means all inventory, supplies and other personal property related to the Business and maintained, held or stored by or for the Seller at the Closing, and any prepaid deposits for any of the same.

         "IRS" means the Internal Revenue Service of the United States.

         "Knowledge" (including any derivation thereof such as "know" or "knowing" and regardless with such word starts with an initial capital) in reference to Seller means the actual knowledge after reasonable inquiry of William Stover, Robert Jones or Jeffrey Mott.

         "Law" means any federal, state, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

         "Leased Real Property" means the real property leased by the Seller, as tenant, that is related to the Business, together with, to the extent leased by the Seller (in connection with the Business), all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller (related to the Business) attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Licensed Intellectual Property" means licenses of Intellectual Property by third parties to the Seller, but excluding licenses of software to the Seller for commercially available off-the-shelf computer software licensed pursuant to shrink wrap or click wrap licenses.

         "Material Adverse Effect" means any circumstance, change in or effect on the Business or the Seller that, individually or in the aggregate with all other circumstances, changes in or effects on the Business or the Seller: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business or (b) is reasonably likely to materially adversely effect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller; provided, however, that the foregoing clause (a) shall not include any circumstance, change or effect resulting from (w) changes in general economic or political conditions, (x) general changes in the industries in which the Seller operates, (y) the


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


announcement or pendency of this Agreement and the transactions contemplated hereby or (z) the taking by Seller of any action contemplated or required by this Agreement or requested by Purchaser.

         "Net Working Capital" means the excess of the net current assets (including work in process) over the net current liabilities, including the current portion of long term Indebtedness, of the Business, excluding the Excluded Assets and Excluded Liabilities.

         "Net Working Capital Excess Amount" means the amount that Net Working Capital as reflected on the Seller Statement of Net Working Capital exceeds the difference between (a) $4,000,000 and (b) the aggregate amount of capital expenditures made by the Seller subsequent to the date of the Seller Reference Statement of Net Assets and set forth on Schedule 1.01 to be delivered at Closing.

         "Owned Intellectual Property" means Intellectual Property owned by the Seller and used in connection with the Business.

         "Owned Real Property" means the real property in which the Seller has fee title (or equivalent) interest that is related to the Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing. Any real property that becomes "Excluded Owned Real Property" in accordance with the provisions of Sections 5.19, 5.20 or 5.21 hereof shall be excluded from the definition of "Owned Real Property" for purposes of this Agreement and shall similarly be deemed to be excluded from any reference to "Owned Real Property" in any schedule attached hereto.

         "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which the Seller is not otherwise subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable or being contested in good faith in appropriate proceedings and, for which adequate reserves have been maintained in accordance with GAAP, (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $25,000 in the case of a single property or $100,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes and (e) existing mortgages on real property owned by the Seller.

         "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Pre-Closing Period" means any taxable period (or portion thereof) ending on or prior to the date of the Closing.

         "Property Taxes" means real and personal ad valorem property Taxes and any other Taxes imposed on a periodic basis and measured by the level of any item.

         "Purchaser Adverse Effect" means any circumstance, change in or effect on the Purchaser or Purchaser's business that, individually or in the aggregate with all other circumstances, changes in or effects on the Purchaser or Purchaser's business: (a) is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Purchaser's business; provided, however, that the foregoing shall not include any circumstance, change or effect resulting from (w) changes in general economic or political conditions, (x) general changes in the industries in which the Purchaser operates, (y) the announcement or pendency of this Agreement and the transactions contemplated hereby, or (z) the taking by Purchaser of any action contemplated or required by this Agreement or requested by Seller.

         "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least five Business Days before the Closing.

         "Purchaser Common Stock" means the voting common stock, par value $0.33 1/3 per share, of the Purchaser.

         "Purchaser's Accountants" means Deloitte & Touche LLP, independent accountants of the Purchaser.

         "Real Property" means the Leased Real Property and the Owned Real Property.

         "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including customers and employees, arising from the conduct of the Business before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

         "Reference Statement Date" means September 27, 2003.

         "Reference Statement of Net Assets" means the statement of net assets (including the related notes and schedules thereto) of the Business (but excluding the Excluded Assets and Excluded Liabilities), dated as of the Reference Statement Date and prepared in accordance with Section 3.04, a copy of which is set forth in Section 3.04(a)(i) of the Disclosure Schedule.

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

         "Remedial Action" means all action to (a) clean up, remove, treat or handle in any other way Hazardous Materials, (b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the Environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

         "Seller's Accountants" means Davenport Marvin Joyce & Co., independent accountants of the Seller.

         "Seller Statement of Net Working Capital" means a statement of Net Working Capital dated as of the date that is five business days prior to the Closing and prepared by Seller in accordance with GAAP applied on a basis consistent with the preparation of the Reference Statement of Net Assets.

         "Share Value Amount" means the average of the closing prices of Purchaser Common Stock on the New York Stock Exchange for the 20 Business Days prior to two days before the date of the Closing.

         "Software" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations.

         "Straddle Period" means any taxable period beginning on or prior to and ending after the date of the Closing.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, assessments, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

         "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Tax authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transferred Employee" means each employee of Seller who accepts employment from Purchaser as of the Closing.

         SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

            Definition                                           Location
            ----------                                           --------
           "Agreement".....................................      Preamble
            ---------
           "Allocation"....................................      2.03(b)
            ----------
           "Ancillary Lease Documents".....................      3.15(d)
            -------------------------
           "Assumed Liabilities"...........................      2.02(a)
            -------------------
           "Basket"........................................      8.04(b)
            ------
           "Business"......................................      Recitals
            --------
           "Closing".......................................      2.04
            -------
           "Contracts".....................................      2.01(a)(x)(i)
            ---------
           "Elected Excluded Property".....................      5.20
            -------------------------
           "Environmental Escrow Account"..................      2.08
            ----------------------------
           "ERISA".........................................      3.19(a)
            -----
           "Excluded Assets"...............................      2.01(b)
            ---------------
           "Excluded Liabilities"..........................      2.02(b)
            --------------------
           "Excluded Owned Real Property"..................      5.19
            -----------------------------
           "Excluded Property Notice"......................      5.19
            ------------------------
           "Financial Statements"..........................      3.04(a)(ii)
            --------------------
           "Indemnity Escrow Agreement"....................      2.08(a)
            --------------------------
           "Independent Accounting Firm"...................      2.07(b)(ii)
            ---------------------------
           "Interim Financial Statements"..................      3.04(a)(iii)
            ----------------------------
           "Loss"..........................................      8.02
            ----
           "M&A Qualified Beneficiaries"...................      2.02(a)(v)
            ---------------------------
           "Material Contracts"............................      3.13(a)
            ------------------
           "Payment Shares"................................      2.03(a)
            --------------
           "Operating Escrow Account"......................      2.08(a)
            ------------------------
           "Plans".........................................      3.19(a)
            -----
           "Purchase Price"................................      2.03(a)
            --------------
           "Purchased Assets"..............................      2.01(a)
            ----------------
           "Purchaser".....................................      Preamble
            ---------
           "Purchaser Indemnified Party"...................      8.02
            ---------------------------
           "Restricted Period".............................      5.07(a)
            -----------------
           "Required Consent Contracts"....................      7.02(d)
            --------------------------
           "Seller"........................................      Preamble
            ------
           "Seller Indemnified Party"......................      8.03
            ------------------------
           "Subcontractor Releases"........................      5.27
            ----------------------
           "Tangible Personal Property"....................      3.16(a)
            --------------------------
           "1031 Exchange".................................      5.18
            -------------
           "Third Party Claim".............................      8.05(b)
            -----------------
           "Title Company".................................      5.20
            -------------

         SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

          (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d) the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e) all terms defined in this Agreement have the defined meanings herein when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (g) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as in existence on the date hereof; and

          (h) references to a Person are also to its successors and permitted assigns.

                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale of Purchased Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser, and the Purchaser shall purchase from the Seller, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Purchased Assets"), including the following:

          (i) all the Owned Real Property of the Seller and all rights of the Seller in respect of the Leased Real Property;

          (ii) all furniture, fixtures, equipment, machinery and other tangible personal property used or held for use by the Seller at the locations at which the Business is conducted, or otherwise owned or held by the Seller at the Closing for use in the conduct of the Business;

          (iii) all vehicles used in the Business;

          (iv) all Inventories;

          (v) all Receivables other than such receivables that are listed as Excluded Assets on Schedule 2.01(b)(viii) hereof;

          (vi) all books of account, general, financial, Tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller in connection with the Business other than organization documents, minute and stock record books and the corporate seal of the Seller;

          (vii) the goodwill of the Seller relating to the Business;

          (viii) all the Seller's right, title and interest in, to and under the Owned Intellectual Property;

          (ix) all claims, causes of action, rights of recovery and rights of setoff of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials, or equipment, or components thereof), related to the Business pertaining to, arising out of and inuring to the benefit of the Seller;

          (x) all sales and promotional literature, customer lists and other sales-related materials related to the Business owned, used, associated with or employed by the Seller at the Closing;

          (xi) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all bids and offers related to the Business (together with the Material Contracts, the "Contracts");

          (xii) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable; and

          (xiii) all the Seller's right, title and interest at the Closing in, to and under all other assets, rights and claims of every kind and nature used in the operation of, or residing with, the Business.

         (b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude the following assets and properties owned by the Seller (the "Excluded Assets"):

          (i) cash on hand and in bank accounts (including the Purchase Price Bank Account) and money market accounts maintained by Seller at Closing;

          (ii) all rights of the Seller under this Agreement and the Ancillary Agreements;

          (iii) Tax Returns of the Seller (and related workpapers), other than those relating to the Purchased Assets or the Business;

          (iv) those cars, trucks or other motor vehicles owned or leased by the Seller as set forth on Schedule 2.01(b)(iv);

          (v) all tax refunds for Excluded Taxes;

          (vi) 100% of the membership interest (and all related rights) in Pot-Fill LLC, a limited liability company;

          (vii) the Excluded Owned Real Property and any other Real Property set forth on Schedule 2.01(b)(vii); and

          (viii) such other assets set forth on Schedule 2.01(b)(viii) hereof.

         SECTION 2.02. Assumption and Exclusion of Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser shall assume and shall agree to pay, perform and discharge the following Liabilities of the Seller, except for the Excluded Liabilities (the "Assumed Liabilities"):

          (i) all Liabilities accrued on the Reference Statement of Net Assets;

          (ii) all Liabilities of the Seller arising under the Contracts assumed by the Purchaser pursuant to Section 2.01(a)(xi) hereof;

          (iii) all Liabilities arising out of or relating primarily to the Business and incurred in the ordinary course of Business since the Reference Statement Date, including but not limited to both recorded and accrued trade payables and accrued vacation;

          (iv) existing mortgages together with accrued interest on (xx) Owned Real Property and (yy) that certain King Air C-90 airplane;

          (v) all Liabilities relating to the Seller's obligation to provide continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") after the Closing for all "M&A qualified beneficiaries", as such term is defined in Q&A-4(a) of Treasury Regulation
     Section 54.4980B-9 with respect to asset sales ("M&A Qualified Beneficiaries") in connection with the transaction contemplated by this Agreement; and

          (vi) all Liabilities set forth on Schedule 2.02(a).

         (b) Notwithstanding subsection (a) above, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing other than the Assumed Liabilities (the "Excluded Liabilities"), including:

          (i) all Excluded Taxes;

          (ii) all Liabilities relating to or arising out of the Excluded
     Assets;

          (iii) all Liabilities that relate to any Environmental Law, any Environmental Permit or any Hazardous Material, and that arise from or relate to any action, omission, event, circumstance or condition occurring or existing on or before the Closing, including without limitation, such Liabilities that relate to (A) any Hazardous Material at, on, under, migrating to or from, or transported to or from the Real Property, on or prior to the Closing, or any additional migration of such Hazardous Material after the Closing (including, without limitation, any Remedial Action at any time before or after the Closing relating to such Hazardous Material); (B) any Environmental Claim arising at any time that relates to the Business or the Real Property on or prior to the Closing; or (C) any noncompliance with or violation of any applicable Environmental Law or Environmental Permit relating in any way to the Business or the Real Property on or prior to the Closing, or any continuation of such violation or noncompliance after the Closing;

          (iv) (A) all Liabilities of the Seller and its Affiliates relating to the Plans or arising under Title IV of ERISA or the joint and several liability provisions of the Code governing the Plans or (B) arising from or in connection with the employment, retention or termination of any current and former employee, consultant or director of the Seller or its Affiliates on or prior to the Closing Date, including, without limitation, any Liabilities arising from or in connection with the transactions contemplated by this Agreement, other than the liabilities of the Seller expressly assumed by the Purchaser pursuant to Section 2.02(a) of this Agreement;

          (v) all Liabilities relating to Indebtedness of the Seller not assumed under Section 2.02(a);

          (vi) any claim by third parties for injury to the person or damage to property sustained on any Real Property on or prior to the Closing;

          (vii) any Liabilities expressly retained by Seller under the Agreement or the Ancillary Agreements;

          (viii) any Liabilities set forth on Schedule 2.02(b)(viii); and

          (ix) existing mortgages together with accrued interest on Excluded Owned Real Property.

         SECTION 2.03. Purchase Price; Allocation of Purchase Price.

         (a) Subject to the adjustments set forth in Section 2.07, the aggregate purchase price (the "Purchase Price") to be paid by the Purchaser for the Purchased Assets shall be as follows: (i) cash in the amount of $50,000,000 plus the Net Working Capital Excess

Amount, minus the "Equity Value" (as set forth on Schedule 5.19 attached hereto) of any Excluded Owned Real Property and (ii) shares of newly issued Purchaser Common Stock with a value of $4,000,000 in accordance with Section 2.06. The shares of Purchaser Common Stock paid as consideration for the Purchased Assets in accordance with Section 2.06 are referred to herein as the "Payment Shares". In lieu of issuing a fraction of a Payment Share, the Purchaser shall round up the number of shares to be delivered to the Seller pursuant to Section 2.06(b) to the next whole number. The Purchaser shall deduct from the Purchase Price (including any amounts payable under Section 2.07) any amounts required to be withheld and deducted under the Code or other applicable Tax Law. Any amounts so deducted shall be remitted by the Purchaser to the appropriate Governmental Authority on a timely basis.

         (b) Prior to the Closing Date, the Seller and the Purchaser shall use reasonable best efforts to agree on an allocation of the Purchase Price ("Allocation") among the Purchased Assets and the Assumed Liabilities in accordance with Section 1060 of the Code and Treasury Regulations promulgated thereunder. In the event that the Allocation is not completed before the Closing, the Seller and the Purchaser shall negotiate in good faith to resolve any differences within 30 days. To the extent that an amount allocated to a Purchased Asset pursuant to the Allocation results in the Seller's recognition of ordinary income under Section 1245 of the Code, the parties acknowledge and agree that the Purchaser shall pay to the Seller an amount such that the Seller would be in the same after-Tax position as if it were not required to recognize ordinary income under Section 1245 of the Code. Any subsequent adjustments to the Purchase Price shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. For all Tax purposes, the Purchaser and the Seller agree that the transactions contemplated in this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the Allocation, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise. Each of the Seller and the Purchaser agrees to cooperate with the other in preparing IRS Form 8594, and to furnish the other with a copy of such Form prepared in draft form within a reasonable period before its filing due date.

         SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Tuggle Duggins & Meschan, P.A., 228 West Market Street, Greensboro, North Caroline 27401, at 10:00 A.M. on the fifth Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing.

         SECTION 2.05. Closing Deliveries by the Seller. (i) At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser:

          (a) the Bill of Sale, the Deeds in proper form, the Assignment of Intellectual Property and such other instruments, in form and substance satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Purchased Assets to the Purchaser or evidence such transfer on the public records;

          (b) executed counterparts of the Ancillary Agreements;

          (c) all landlord and any other consents required herein or by the lease documents;

          (d) affidavits of title and such other affidavits as may be required by the Title Company in connection with the conveyance of the Real Property;

          (e) a receipt for the Purchase Price less the Indemnity Escrow Amount;

          (f) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller and the stockholders of the Seller evidencing their authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (g) a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

          (h) a certificate of a duly authorized officer of the Seller certifying as to the matters set forth in Section 7.02(a);

          (i) the Seller's notification pursuant to Section 5.04; and

          (ii) In addition, at the Closing, the Seller shall deliver to the Escrow Agent stock powers in respect of the Payment Shares duly endorsed in blank to be held in accordance with the Indemnity Escrow Agreement.

         SECTION 2.06. Closing Deliveries by the Purchaser. (a) At the Closing, the Purchaser shall deliver to the Seller:

          (i) the Purchase Price less (x) the Indemnity Escrow Amount and (y) the AT&T Escrow Amount, by wire transfer in immediately available funds to the Purchase Price Bank Account;

          (ii) executed counterparts of the Ancillary Agreements;

          (iii) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

          (iv) a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this

     Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder; and

          (v) a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in Section 7.01(a).

         (b) At the Closing, the Purchaser shall deliver to the Escrow Agent (i) the Payment Shares (equal to $4,000,000 divided by the Share Value Amount) to be held in accordance with the Indemnity Escrow Agreement and (ii) the AT&T Escrow Amount to be held in accordance with the AT&T Escrow Agreement.

         SECTION 2.07. Post-Closing Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.07:

          (a) Closing Statement of Net Working Capital. As promptly as practicable, but in any event within 60 calendar days following the Closing, the Purchaser shall deliver to the Seller the Closing Statement of Net Working Capital, together with the report thereon of the Purchaser's Accountants, stating that the Closing Statement of Net Working Capital was prepared in accordance with GAAP applied on a basis consistent with the preparation of the Reference Statement of Net Assets.

          (b) Disputes. (i) Subject to clause (ii) of this Section 2.07(b), the Closing Statement of Net Working Capital delivered by the Purchaser to the Seller shall be final, binding and conclusive on the parties hereto.

          (ii) The Seller may dispute any amounts reflected on the Closing Statement of Net Working Capital; provided, however, that the Seller shall have notified the Purchaser and the Purchaser's Accountants in writing of each disputed item, specifying the estimated amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Purchaser's delivery of the Closing Statement of Net Working Capital to the Seller. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with such effect within 20 Business Days after the receipt by the Purchaser and the Purchaser's Accountants of the Seller's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to Ernst & Young LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Ernst & Young LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items. Absent manifest error, such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

          (iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (c) Purchase Price Adjustment. The Closing Statement of Net Working Capital shall be deemed final for the purposes of this Section 2.07 upon the earliest of (x) the failure of the Seller to notify the Purchaser of a dispute within 30 Business Days of the Purchaser's delivery of the Closing Statement of Net Working Capital to the Seller, (y) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Seller's Accountants and the Purchaser's Accountants and (z) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Independent Accounting Firm. Within three Business Days of the Closing Statement of Net Working Capital being deemed final, a Purchase Price adjustment shall be made as follows:

               (i) In the event that the amount reflected on the Closing Statement of Net Working Capital is less than the amount reflected on the Seller Statement of Net Working Capital, then the Purchase Price shall be adjusted downward in an amount equal to such difference, and the Seller shall promptly pay such difference to the Purchaser by wire transfer in immediately available funds. If the Seller fails to pay the full amount of such difference to the Purchaser within 30 Business Days of delivery of the Closing State of Net Working Capital from the Purchaser, the Purchaser may deliver written notice to the Escrow Agent and the Seller certifying (i) the amount of such difference that remains outstanding and (ii) the provision of paragraph (c) above under which the Purchaser is entitled to payment. The Escrow Agent shall, within three Business Days of its receipt of such notice and in accordance with the terms of the Indemnity Escrow Agreement, pay such outstanding amount to the Purchaser first out of the Operating Escrow Account in the Indemnity Escrow Fund and, if necessary, then out of the Environmental Escrow Account in the Indemnity Escrow Fund, by wire transfer in immediately available funds. In the event that the Indemnity Escrow Fund is insufficient to cover the amount outstanding in respect of such downward adjustment, then the Escrow Agent shall distribute the entire Indemnity Escrow Fund to the Purchaser as provided above and the Seller shall pay, on or prior to the same date as the Escrow Agent distributes the Indemnity Escrow Fund to the Purchaser, an amount to the Purchaser, by wire transfer in immediately available funds, equal to the amount of such deficiency. In the event that the amount reflected on the Closing Statement of Net Working Capital exceeds the amount reflected on the Seller Statement of Net Working Capital, then the Purchase Price shall be adjusted upward in an amount equal to such excess, and the Purchaser shall promptly pay such excess amount to the Seller by wire transfer in immediately available funds.

               (ii) In the event that the Purchase Price is adjusted downwards in accordance with clause (c)(i) of this Section 2.07, and payment is made to the Purchaser as required or permitted by such clause (c)(i), Purchaser agrees that (A) such adjustment to the Purchase Price shall not be counted against the Basket or otherwise treated as a "Loss" for purposes of Article VIII of this Agreement and (B) the Purchaser shall not be entitled to seek indemnification in respect of any representation of Seller as to its Net Working Capital to the extent such adjustment is made pursuant to this Section 2.07(c)(ii).

         SECTION 2.08. Escrow. (a) Prior to or at the Closing, the Seller and the Purchaser shall enter into an Indemnity Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.08 (the "Indemnity Escrow Agreement") hereto. In accordance with the terms of the Indemnity Escrow Agreement, the Purchaser shall deposit the Indemnity Escrow Amount in two separate accounts. Shares of Purchaser Common Stock, with a value of $3,500,000 calculated by dividing $3,500,000 by the Share Value Amount, shall be deposited in an account which shall be used solely (except in the event that Seller does not pay Purchaser the requisite amounts, if any, under Section 2.07(c)(i)) as security for all other indemnification payments that may be due pursuant to
Section 8.02 (the "Operating Escrow Account"). Shares of Purchaser Common Stock, with a value of $500,000 calculated by dividing $500,000 by the Share Value Amount, shall be deposited in a separate account which shall be used solely (except in the event that Seller does not pay Purchaser the requisite amounts, if any, under Section 2.07(c)(i)) as security for indemnification payments that may be due pursuant to Section 8.02 as a result of a breach of Section 3.12 (the "Environmental Escrow Account").

         (b) Both of such accounts shall be managed and paid out by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement. All remaining funds in the Operating Escrow Account shall be distributed by the Escrow Agent to the Seller on October 1, 2004, unless one or more claims for indemnification for which the Operating Escrow Account is security shall have been made prior to such date, in which event funds in the Operating Escrow Account shall be held in accordance with the provisions of the Indemnity Escrow Agreement. All remaining funds in the Environmental Escrow Account shall be distributed by the Escrow Agent to the Seller on the third anniversary of the Closing, unless one or more claims for indemnification for which the Environmental Escrow Account is security shall have been made prior to such date, in which event funds in the Environmental Escrow Account shall be held in accordance with the provisions of the Indemnity Escrow Agreement.

         (c) The Operating Escrow Account shall be decreased, by distributions to the Seller in accordance with the Indemnity Escrow Agreement, by 66 cents for each dollar received by the Purchaser in respect of the AT&T March 2004 Receivable, up to a maximum aggregate decrease of $1,500,000. From and after the time that the Purchaser has collected an aggregate of $1,500,000 under the AT&T March 2004 Receivable, no further reductions in the Operating Escrow Account on account of this Section 2.08(c) and the AT&T March 2004 Receivable shall be taken. The Purchaser acknowledges and agrees that in order to effectuate the provisions of this Section 2.08(c), it will promptly notify the Seller and the Escrow Agent upon receipt of any collections on account of the AT&T March 2004 Receivable. Seller shall have the right from time to time to inquire from AT&T as to the status of the payments on the AT&T March 2004 Receivable.

         (d) In addition, prior to or at the Closing, the Seller and the Purchaser shall enter into the AT&T Escrow Agreement, in accordance with the provisions of Section 5.24 hereof.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as set forth below. Notwithstanding anything to the contrary, no representations and warranties are made with respect to any Excluded Assets or Excluded Liabilities.

         SECTION 3.01. Organization, Authority and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby are within Seller's corporate powers and, except for any required approval by Seller's stockholders, have been duly authorized by all necessary action on the part of the Seller. This Agreement has been, and upon their execution the Ancillary Agreements shall have been, duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Seller does not have any subsidiaries, other than First South Wireless, LLC and Clemment Construction Co., Inc., both of which are inactive, and Pot-Fill LLC.

         SECTION 3.02. No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Seller do not and will not
(a) violate, conflict with or result in the breach of any provision of the articles of incorporation or by-laws (or similar organizational documents) of the Seller, (b) assuming compliance with the matters referred to in Section 3.03 hereof, conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of ) any Law or Governmental Order applicable to the Seller, or any of its assets, properties or businesses, including the Business, or (c) except as set forth in Section 3.02 of the Disclosure Schedule or where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller is a party or by which any of the Purchased Assets is bound or affected.

         SECTION 3.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.03 of the Disclosure Schedule and (b) the pre-merger notification and waiting period requirements of the HSR Act.

         SECTION 3.04. Financial Information; Books and Records. (a) True and complete copies of (i) the Reference Statement of Net Assets, (ii) the audited balance sheet of the Seller as of December 28, 2002, December 29, 2001 and December 30, 2000, and the related audited statements of income and retained earnings, stockholders' equity and cash flows of the Seller for the fiscal years then ended, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's Accountants (collectively referred to herein as the "Financial Statements") and (iii) the unaudited balance sheet of the Seller as of September 27, 2003, and the related statements of income and retained earnings of the Seller (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Reference Statement of Net Assets (i) was prepared in accordance with the books of account and other financial records of the Seller, (ii) presents fairly the financial condition of the Business as of the date thereof (except that it excludes the Excluded Assets and Excluded Liabilities), (iii) has been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Seller (except that it excludes the Excluded Assets and Excluded Liabilities and subject to the absence of footnote disclosures and year-end adjustments). The Financial Statements and the Interim Financial Statement (i) were prepared in accordance with the books of account and other financial records of the Seller, (ii) present fairly the financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Seller and (subject, in the case of the Interim Financial Statements, to the absence of footnote disclosures and year-end adjustments).

         (b) The books of account and other financial records of the Seller: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Seller, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

         SECTION 3.05. Absence of Undisclosed Liabilities. There are no Liabilities of the Business, other than Liabilities (i) reflected or reserved against on the Reference Statement of Net Assets or (ii) incurred since the date of the Reference Statement of Net Assets in the ordinary course of business and consistent with past practice, of the Seller and which do not and would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.06. Receivables. Section 3.06 of the Disclosure Schedule is an aged list of the Receivables as of the Reference Statement Date showing separately those Receivables that as of such date had been outstanding for (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, (d) 91 to 180 days and
(e) more than 180 days. Except as otherwise provided on Section 3.06 of the Disclosure Schedule or to the extent, if any, reserved for on the Reference Statement of Net Assets, all Receivables reflected on the Reference Statement of Net Assets arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to Persons not affiliated with the Seller and in the ordinary course of business consistent with past practice and, except as reserved against on the Reference Statement of Net Assets, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of setoff or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. All Receivables reflected on the Reference Statement of Net Assets or arising from the date thereof until the Closing (subject to the reserve for bad debts, if any, reflected on the Reference Statement of Net Assets) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 90 days after the Closing or such longer period of time as is consistent with historical practices. Notwithstanding anything to the contrary contained in this Section 3.06, Seller makes no representation or warranty as to the AT&T Escrow Receivable.

         SECTION 3.07. Inventories. Subject to amounts reserved therefore on the Reference Statement of Net Assets, the values at which all Inventories are carried on the Reference Statement of Net Assets reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost or market value. The Seller has good and marketable title to the Inventories free and clear of all Encumbrances except as disclosed in the Financial Statements. The Inventories do not consist of any items held on consignment. Section 3.07 of the Disclosure Schedule is a complete list of the addresses of all warehouses and other facilities in which the Inventories are located. The Inventories are in good condition in all material respects, are suitable and usable for the purposes for which they are intended.

         SECTION 3.08. Acquired Assets. All of the Purchased Assets that have been acquired since the Reference Statement Date have been acquired for consideration not greater than the fair market value of such Purchased Assets at the date of such acquisition.

         SECTION 3.09. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Statement Date, except as disclosed in the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice, and, as amplification and not limitation of the foregoing, since the Reference Statement Date, the Seller has not:

          (a) permitted or allowed any of the Purchased Assets to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

          (b) except in the ordinary course of business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance related to the Business, or paid or otherwise discharged any Liability related to the Business, other than current liabilities reflected on the Reference Statement of Net Assets and current liabilities incurred in the ordinary course of business consistent with past practice since the Reference Statement Date;

          (c) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any Inventories or Receivables or revalued any of the Purchased Assets other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

          (d) made any change in any method of accounting or accounting practice or policy used by the Seller, other than such changes required by GAAP and set forth in Section 3.09 of the Disclosure Schedule;

          (e) amended, terminated, cancelled or compromised any material claims of the Seller (related to the Business) or waived any other rights of substantial value to the Seller (related to the Business);

          (f) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) of the Seller (related to the Business), other than the sale of Inventories in the ordinary course of business consistent with past practice;

          (g) merged with, entered into a consolidation with or acquired an interest in any Person engaged in a business relating to the Business or acquired any assets or business of any Person engaged in a business relating to the Business or any division or line of business thereof, or otherwise acquired any material assets relating to the Business other than in the ordinary course of business consistent with past practice;

          (h) made any capital expenditure or commitment for any capital expenditure, in each case relating to the Business, in excess of $150,000 individually or $500,000 in the aggregate;

          (i) agreed to make any purchases, in each case relating to the Business, involving exchanges in value in excess of $50,000 individually or $100,000 in the aggregate;

          (j) made any material changes in the customary methods of operations of the Business, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

          (k) made, revoked or changed any Tax election or method of Tax accounting, settled or compromised any liability with respect to Taxes or consented to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

          (l) incurred any Indebtedness relating to the Business in excess of $150,000 individually or $500,000 in the aggregate;

          (m) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person in connection with the Business;

          (n) failed to pay any creditor any amount owed to such creditor when due, except when the amount due is in dispute;

          (o) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its directors, officers or employees to whom offers of employment will be made pursuant to Section 6.01, including any increase or change pursuant to any Plan, or (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or involving ordinary increases consistent with past practices of the Seller;

          (p) entered into any agreement, arrangement or transaction relating to the Business or the transactions contemplated by this Agreement with any of its directors, officers, employees or stockholders (or with any relative, beneficiary, spouse or Affiliate of such Persons);

          (q) terminated, discontinued, closed or disposed of any facility used in connection with the Business, or laid off any employees employed in connection with the Business (other than layoffs of less than 25 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

          (r) permitted to lapse or become abandoned any Intellectual Property relating to the Business (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller has any right, title, interest or license;

          (s) allowed any Permit or Environmental Permit relating to the Business to lapse or terminate or failed to renew any insurance policy, Permit or Environmental Permit that is scheduled to terminate or expire within 45 calendar days of the Closing;

          (t) failed to maintain the property and equipment included in the Purchased Assets in good repair and operating condition, ordinary wear and tear excepted;

          (u) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

          (v) amended, modified or consented to the termination of any Material Contract or the Seller's rights thereunder;

          (w) (i) abandoned, sold, assigned, or granted any security interest in or to any item of the Owned Intellectual Property or Licensed Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, and pay or caused to be paid all required fees and taxes, to maintain and protect its interest in such Intellectual Property, (ii) granted to any third party any license with respect to any Owned Intellectual Property or Licensed Intellectual Property, other than licenses of transferred Software to the customers of the Business in the ordinary course of its business, (iii) developed, created or invented any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that is in progress prior to Reference Statement Date), or (iv) disclosed, or allow to be disclosed, any confidential Intellectual Property, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof

          (x) suffered any Material Adverse Effect; or

          (y) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.09 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.09, except as expressly contemplated by this Agreement and the Ancillary Agreements.

         SECTION 3.10. Litigation. Except for (i) claims of amounts less than $10,000, or (ii) claims that are Excluded Liabilities, there are no Actions by or against the Seller or any Affiliate thereof and relating to the Business or affecting any of the Purchased Assets or the Business pending before any Governmental Authority (or, to the Knowledge of the Seller, threatened to be brought by or before any Governmental Authority). Neither the Seller nor any of its assets or properties, including the Purchased Assets, is subject to any Governmental Order (nor, to the Knowledge of the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or could reasonably or would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.11. Compliance with Laws. The Seller has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders, including all Environmental Laws, applicable to the Seller or any of its properties or assets, including the Purchased Assets, or the Business, and the Seller is not in violation of any such Law or Governmental Order, except for such failure to comply or violations that would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.12. Environmental and Other Permits and Licenses; Related Matters. (a) Except as expressly set forth in the Environmental Reports:

          (i) The Seller (as it relates to the Business) is in compliance with all applicable Environmental Laws and all Environmental Permits except where any such non-compliance does not have a Material Adverse Effect.

          (ii) There are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any of the Owned Real Property.

          (iii) There has been no Release of any Hazardous Material by Seller on any of the Owned Real Property that would have Material Adverse Effect, and to the Seller's Knowledge, there has been no Release of any Hazardous Material by Seller on any of the Leased Real Property that would have Material Adverse Effect.

          (iv) The Seller is not conducting or funding, nor has it undertaken or completed or funded, any Remedial Action relating to any Release or threatened Release of any Hazardous Material at the Real Property or at any other site, location or operation relating to the Business, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit.

          (v) There is no asbestos or asbestos-containing material on any of the Owned Real Property.

          (vi) Seller has received no written notice of any Environmental Claim relating to the Business or the Real Property.

          (vii) There are no wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including requirements or restrictions related to buffer or transition areas or open waters) at or affecting the Owned Real Property, except for such wetlands or legal requirements or restrictions that would not reasonably be expected to have a Material Adverse Effect.

         (b) The Seller has provided the Purchaser with copies of (i) the Environmental Reports and (ii) all insurance policies issued to Seller within the last two (2) years that may, without any warranty or representation, provide coverage to the Business for environmental matters.

         SECTION 3.13. Material Contracts. (a) Section 3.13(a) of the Disclosure Schedule lists each of the following contracts and agreements of the Seller relating to the Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the use, occupancy, management or operation of any Real Property (including all contracts, agreements, leases and subleases listed or otherwise set forth in Section 3.15(d) of the Disclosure Schedule, and all contracts, agreements, leases and subleases relating to Tangible Personal Property listed or otherwise set forth in Section 3.16(b) of the Disclosure Schedule), being "Material Contracts"):

          (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventory, other materials or personal property, with any supplier or for the furnishing of services to the Seller (related to the Business) or otherwise related to the Business under the terms of which the Seller: (A) is reasonably expected to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2003, (B) is reasonably expected to pay or otherwise give consideration of more than $200,000 in the aggregate over the remaining term of such contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice;

          (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property, or for the furnishing of services by the Seller (relating to the Business) which:
     (A) is reasonably expected to involve consideration of more than $500,000 in the aggregate during the calendar year ended December 31, 2003, (B) is reasonably expected to involve consideration of more than $1,000,000 in the aggregate over the remaining term of the contract or (C) cannot be cancelled by the Seller without penalty or further payment and without more than 30 days' notice;

          (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Seller is a party;

          (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Seller is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

          (v) all contracts and agreements relating to Indebtedness of the Seller (as it relates to the Business);

          (vi) all contracts and agreements with any Governmental Authority to which the Seller is a party;

          (vii) all contracts and agreements that limit or purport to limit the ability of the Seller (as it relates to the Business) to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (viii) all contracts and agreements between or among the Seller (relating to the Business) and any Affiliate of the Seller;

          (ix) all contracts and agreements providing for benefits under any Plan; and

          (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Seller or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For purposes of this Section 3.13 and Sections 3.15, 3.16 and 3.17, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

         (b) Except as disclosed in Section 3.13(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the parties thereto and is in full force and effect, (ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Sections 3.02 or 3.03 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in breach of, or default under, any Material Contract.

         (c) Except as set forth in Section 3.13(c) of the Disclosure Schedule, to the Knowledge of the Seller, no other party to any Material Contract is in breach thereof or default thereunder and the Seller has not received any notice of termination, cancellation, breach or default under any Material Contract.

         (d) Except as set forth in Section 3.13(d) of the Disclosure Schedule, the Seller has made available to the Purchaser true and complete copies of all Material Contracts.

         (e) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the Purchased Assets.

         SECTION 3.14. Intellectual Property. Except as set forth in Section
3.14 of the Disclosure Schedule, there are no items of Intellectual Property that are material to the Business except the Seller's corporate name, "First South Utility Construction, Inc.", and the trade names "Comm Tech", "Hargett's" and "A.G. Hill". To the Knowledge of the Seller, the rights of the Seller in the Owned Intellectual Property do no conflict with or infringe on the rights of any other Person and the Seller has not received any claim or written notice from any Person, to such effect.

         SECTION 3.15. Real Property. (a) Section 3.15(a) of the Disclosure Schedule lists: (i) the street address of each parcel of Owned Real Property,
(ii) the date on which each parcel of Owned Real Property was acquired, (iii) the current owner of each parcel of Owned Real Property, (iv) information relating to the recordation of the deed pursuant to which each parcel of Owned Real Property was acquired, and (v) the current use by Seller of each parcel of Owned Real Property.

         (b) Section 3.15(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the current use of each such parcel of Leased Real Property by Seller, (iv) and the current monthly rent (reflected on such schedule by the amount paid as of a recent practicable date and the date of payment).

         (c) There is no material violation of any Law (including any building, planning or zoning law) relating to any of the Owned Real Property, except for such violations that would not reasonably be expected to have a Material Adverse Effect. The Seller has made available to the Purchaser true, legible and complete copies of each deed for each parcel of Owned Real Property being purchased hereunder and all title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other Encumbrances, title documents in Seller's possession related to the Owned Real Property. All existing water, sewer, steam, gas, electricity, telephone, cable, fiber optic cable, Internet access and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate, in Seller's opinion, for the conduct of the Business as it currently is conducted. Except as set forth in Schedule 3.15(d) the Seller has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has the Seller assigned its interest under any lease or sublease listed in Section 3.15(b) of the Disclosure Schedule to any third party other than collateral assignments pursuant to bank financings.

         (d) Section 3.15(d) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases relating to the Real Property and any and all material ancillary documents (the "Ancillary Lease Documents") pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof.

         (e) Seller has received no written notice of any condemnation proceedings or eminent domain proceedings of any kind pending or, to the Knowledge of the Seller, threatened against the Real Property.

         (f) All the Owned Real Property is occupied under a valid and current certificate of occupancy or similar permit and to the Knowledge of the Seller there are no facts that would prevent the Real Property from being occupied by the Purchaser after the Closing in the same manner as occupied by the Seller immediately prior to the Closing.

         (g) All improvements on the Owned Real Property constructed by or on behalf of the Seller or, to the Knowledge of the Seller, constructed by or on behalf of any other Person, were constructed in compliance with all applicable Laws (including any building, planning or zoning Laws) affecting such Property.

         (h) No improvements on the Owned Real Property and none of the current uses and conditions thereof violate any Encumbrance, including applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, except for such violations that would not reasonably be expected to have a Material Adverse Effect, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property, except for such permits, licenses or certificates that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (i) All improvements on any Owned Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises or Encumbrance benefiting such Real Property, and there are no encroachments on any Owned Real Property or any easement or property right or benefit appurtenant thereto by any improvements located on any adjoining premises.

         (j) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

         SECTION 3.16. Tangible Personal Property. (a) Section 3.16(a) of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") used in the Business.

         (b) Section 3.16(b) of the Disclosure Schedule sets forth a true and complete list of all leases and subleases for Tangible Personal Property and any and all material ancillary documents pertaining thereto (including all amendments, consents and evidence of commencement dates and expiration dates).

         (c) The Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

         SECTION 3.17. Assets. (a) The Seller owns, leases or has the legal right to use all the properties and assets, including the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the Business, and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Seller (as such relate to the Business) or in or relating to the conduct of the Business, all of which properties, assets and rights constitute Purchased Assets except for the Excluded Assets. The Seller has good and marketable title to, or, in the case of leased or subleased Purchased Assets, valid and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances and as otherwise disclosed in Section 3.17 of the Disclosure Schedule.

         (b) The Purchased Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since the Reference Statement Date, the Seller has caused the Purchased Assets to be maintained in accordance with good business practice, and all the Purchased Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

         (c) Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any material penalty or other material adverse consequence, including any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

         SECTION 3.18. Customers. Listed in Section 3.18 of the Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of the Business for the nine-month period ended on the Reference Date and the amount for which each such customer was invoiced during such period. Except as disclosed in Section 3.18 of the Disclosure Schedule, the Seller has not received any notice and has no reason to believe that any significant customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Business, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

         SECTION 3.19. Employee Benefit Matters. (a) Plans and Material Documents. Prior to Closing, Seller will deliver Section 3.19(a) of the Disclosure Schedule, which will list (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any Transferred Employee, (ii) each employee benefit plan for which the Seller could incur liability under Title IV of ERISA and
(iii) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any Transferred Employee, including any contracts, arrangements or understandings relating to the sale of the Purchased Assets (collectively, the "Plans"). Each Plan is in writing and the Seller has made available to the Purchaser a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan, including a copy of (i) each trust or other funding arrangement and (ii) each summary plan description and summary of material modifications.

         (b) Absence of Certain Types of Plans. The Seller does not and has not at any time maintained, sponsored or contributed to any Plan that is a (i) multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Seller could incur liability under Title IV of ERISA.

         (c) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Seller has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists that could give rise to any such liability.

         (d) M&A Qualified Beneficiaries. Section 3.19(d) of the Disclosure Schedule lists the names of all M&A Qualified Beneficiaries who have elected COBRA continuation coverage or who are otherwise eligible for COBRA continuation coverage as of the Closing.

         SECTION 3.20. Labor Matters. Except as set forth in Section 3.20 of the Disclosure Schedule, (a) the Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller in connection with the Business, and currently, there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Business; (b) there are no strikes, slowdowns or work stoppages pending or, to the Knowledge of the Seller, threatened between the Seller and any of its employees employed in connection with the Business, and the Seller has not experienced any such strike, slowdown or work stoppage within the past three years; (c) there are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Seller; (d) the Seller is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller in connection with the Business and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (e) the Seller has paid in full to all of its employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (f) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Knowledge of the Seller, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller in connection with the Business; (g) the Seller is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (h) there is no charge or proceeding with respect to a violation of any occupational safety or health standard that has been asserted or is now pending or, to the Knowledge of the Seller, threatened with respect to the Seller; (i) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the Knowledge of the Seller, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person in connection with the Business and (j) the Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and any similar state or local Law ("WARN") and has no liability pursuant to WARN; and (k) the Seller is in compliance with the continuation coverage requirements under COBRA.

         SECTION 3.21. Key Employees(a) . Section 3.21 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2002 and 2001, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Seller who is employed or retained in connection with the Business, whose annual compensation exceeded (or, in 2003, is expected to exceed) $100,000, and who is a Transferred Employee (as defined in Section 6.01).

         SECTION 3.22. Certain Interests. Except as disclosed in Section 3.22 of the Disclosure Schedule, no stockholder, officer or director of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such stockholder, officer or director:

          (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Business; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Seller uses or has used in the conduct of the Business or otherwise; or

          (c) has outstanding any Indebtedness to the Seller.

         SECTION 3.23. Taxes. (a) All Tax Returns required to be filed by or with respect to the Seller, the Purchased Assets or the Business (including any consolidated, combined or unitary Tax Return that includes the Seller) have been timely filed, (b) all Taxes required to be shown on such Tax Returns or otherwise due by or with respect to the Seller, the Purchased Assets or the Business have been timely paid, other than such payments that are being contested in good faith in appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (c) all such Tax Returns (insofar as they relate to the Seller, the Purchased Assets or the Business) are true, correct and complete in all material respects, (d) no material adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the Seller, the Purchased Assets or the Business or could result in liability of the Seller on the basis of joint and/or several liability) and, to the Knowledge of the Seller, no basis exists for any such adjustment, (e) there are no pending or, to the Knowledge of the Seller, threatened actions or proceedings for the assessment or collection of Taxes against the Seller, the Purchased Assets or the Business, (f) there are no Tax liens on any of the Purchased Assets, except liens for Taxes not yet due and payable, (g) the Seller has not received any notice or inquiry from any jurisdiction where the Seller does not currently file Tax Returns to the effect that such filings may be required with respect to the Business or that the Business may otherwise be subject to taxation by such jurisdiction, (h) the Seller has properly and timely withheld, collected or deposited all material amounts required to be withheld, collected or deposited in respect of Taxes and
(i) except as disclosed on Section 3.23 of the Disclosure Schedule, there are no Tax investigations, inquiries or audits by any Tax authority in progress relating to the Purchased Assets or the Business, nor has the Seller received any written notice indicating that a Governmental Authority intends to conduct such an audit or investigation.

         SECTION 3.24. Insurance. Seller maintains (and has maintained for the past three years) insurance on coverage in favor of the Seller with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller.

         SECTION 3.25. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller.

         SECTION 3.26. Certain Other Employee-Related Costs. The amounts to be payable by the Purchaser following the Closing that relate to any service by any Transferred Employee with the Seller through the Closing, including, without limitation, any salary or wages, any accrued vacation, sick or personal days or any bonuses, except to the extent that such amounts will be reflected as Liabilities on the Seller Statement of Net Working Capital (the "Employee Amounts"), are as set forth on Section 3.26 to the Disclosure Schedule.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

         As an inducement to the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as follows:

         SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Purchaser Adverse Effect on the business or properties of the Purchaser. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within Purchaser's corporate powers and have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall have been, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the Purchaser is a party shall constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         SECTION 4.02. No Conflict. Assuming compliance with the notification and waiting period requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements to which it is a party do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or the Ancillary Agreements.

         SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which the Purchaser is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to any Governmental Authority, except (a) as described in a writing given to the Seller by the Purchaser on the date of this Agreement and (b) the pre-merger notification and waiting period requirements of the HSR Act.

         SECTION 4.04. Financing. The Purchaser has all funds, including through available borrowings under existing credit facilities, necessary to consummate all the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 4.05. Litigation. No Action by or against the Purchaser is pending or, to the best Knowledge of the Purchaser after due inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

         SECTION 4.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.



                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller covenants and agrees that, except as described in Section 5.01(a) of the Disclosure Schedule, between the date hereof and the time of the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Seller shall (as it relates to the Business) (i) continue pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use reasonable efforts to (A) preserve intact the business organization of the Business, (B) keep available to the Purchaser the services of the employees of the Seller to whom offers of employment are to be made pursuant to Section 6.01, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Business and (D) preserve its current relationships with the customers, suppliers of the Business and other persons with which they have had significant business relationships; (iv) exercise, but only after notice to the Purchaser, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.16(b) of the Disclosure Schedule which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction not in the ordinary course which could cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement.

         (b) Except as described in Schedule 5.01(b), the Seller covenants and agrees that, between the date hereof and the time of the Closing, without the prior written consent of the Purchaser, the Seller will not do any of the things enumerated in the second sentence of Section 3.9 (including clauses (a) through (y) thereof).

         SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice and during normal business hours, the Seller shall cause its officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access to the offices, properties, other facilities, books and records of the Seller relating to the Business, including access to enter upon such properties and facilities to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of environmental assessment, and to those officers, directors, key employees, agents, accountants and counsel of the Seller who have any Knowledge relating to the Business and
(ii) furnish to the officers, employees, agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, liabilities and goodwill of the Business (or legible copies thereof) as the Purchaser may from time to time reasonably request.

         (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records relating to the Business relating to periods prior to the Closing in a manner reasonably consistent with the prior practice of the Seller and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Seller reasonable access (including the right to make, at the Seller's expense, photocopies), during normal business hours, to such books and records. (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller shall (i) retain the books and records of the Seller which relate to the Business and its operations for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of the Purchaser reasonable access (including the right to make photocopies, at the Purchaser's expense), during normal business hours, to such books and records.

         SECTION 5.03. Confidentiality. (a) The Seller agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business, (ii) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this
Section 5.03, (iii) in the event
that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise reasonable efforts at Purchaser's expense to obtain assurances that confidential treatment will be accorded such information, (iv) exercise reasonable efforts to promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of the Seller or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof, and (v) upon the reasonable request of Purchaser and at Purchaser's expense, cooperate with Purchaser, to the extent it has standing to do so, to enforce the provisions of any confidentiality agreement between Seller and any other party with respect to the Business; provided, however, that this sentence shall not apply to any information that (x) is or becomes generally available to the public other than as a result a disclosure by the Seller or their representatives not permitted by this Agreement, (y) was available to the Seller on a nonconfidential basis prior to its disclosure by the Purchaser or its representatives or (z) becomes available to the Seller on a nonconfidential basis from a person other than the Purchaser or its representatives who is not otherwise bound by a confidentiality agreement with the Purchaser or any of its representatives, or is not otherwise under an obligation to the Purchaser or any of its representatives not to transmit the information to the Seller. The Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.03 are inadequate and that in addition thereto the Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         (b) Notwithstanding anything herein to the contrary, each party hereto (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby, and, from and after the date of execution of an agreement to enter into such transactions (or, if earlier, the date of public announcements of such an agreement, or public announcement of discussions between the parties relating to the transactions, may disclose to any person, without limitation of any kind, the tax treatment and tax structure of such transactions and all materials (including opinions and other tax analyses) that are provided relating to such treatment or structure.

         SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) The Seller shall use best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within five Business Days of the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. All filing fees in connection with the HSR act shall be paid by Purchaser.

         (b) The Seller shall give promptly such notices to third parties and use reasonable efforts to obtain such third party consents and estoppel certificates as the Purchaser may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

         (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Business.

         (d) The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

         SECTION 5.05. Supplemental Disclosure. The parties agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to promptly supplement the schedules hereto with respect to any matter hereafter arising or discovered, which, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth or described in the schedules hereto. Such supplemental disclosure, to the extent it results from the passage of time since the date hereof and does not constitute a Material Adverse Effect, shall constitute an amendment to the schedules hereto for all purposes of this Agreement.

         SECTION 5.06. Use of Intellectual Property. From and after the Closing, neither the Seller nor any of its Affiliates shall use any of the Owned Intellectual Property or any of the Licensed Intellectual Property.

         SECTION 5.07. Non-Competition. (a) For a period of five years after the Closing (the "Restricted Period"), the Seller shall not engage, directly or indirectly, in any business anywhere in any state of the United States of America where the Business of the Seller is conducted as of the Closing that supplies services of the kind supplied by the Business as of the Closing or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Purchaser or the Business in supplying services of the kind supplied by the Business as of the Closing; provided, however, that, for the purposes of this Section 5.07, ownership of securities having no more than one percent of the outstanding voting power of any competitor which are listed on any national securities exchange shall not be deemed to be in violation of this
Section 5.07 as long as the Person owning such securities has no other connection or relationship with such competitor. Notwithstanding the foregoing, the engagement by Seller in the business conducted by its Pot-Fill division as of the Closing and in the development of real estate for commercial and residential purposes shall not be deemed to be in violation of this Section 5.07.

         (b) As a separate and independent covenant, the Seller agrees with the Purchaser that, for a period of five years following the Closing, the Seller will not in any way, directly or indirectly, for the purpose of conducting services of the kind supplied by the Business as of the Closing, (i) call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Business with whom the Business or the Seller had any dealings during the period of time in which the Business was owned by the Seller or (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Business or interfere with or attempt to interfere with any officers, employees, representatives or agents of the Business (or any officers, employees, representatives or agent's employees during the most recent six-month period) or induce or attempt to induce any of them to leave the employ of the Purchaser or violate the terms of their contracts, or any employment arrangements, with the Purchaser.

         (c) The Restricted Period shall be extended by the length of any period during which the Seller is in breach of the terms of this Section 5.07.

         (d) The Seller acknowledges that the covenants of the Seller set forth in this Section 5.07 are an essential element of this Agreement and that, but for the agreement of the Seller to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller acknowledges that this
Section 5.07 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Purchaser.

         SECTION 5.08. Bulk Transfer Laws. The Seller will indemnify the Purchaser for any charges or other liabilities arising under such bulk sales or bulk transfer laws.

         SECTION 5.09. Intercompany Arrangements. Prior to the Closing, the Seller shall cause any contract or arrangement that is disclosed (or should have been disclosed) in Section 3.13(a)(viii) of the Disclosure Schedule, other than those contracts or arrangements set forth in Schedule 5.09, to be terminated.

         SECTION 5.10. Payments on Behalf of Affiliates. Payments made or received by the Purchaser pursuant to Article II, this Article V or Article VIII hereof shall, in appropriate circumstances, be made on behalf of, or received in trust for the benefit of, the relevant Affiliate of the Purchaser. The Purchaser may direct in writing any such payment to be made by or to the appropriate Affiliate, and the Seller shall comply with any such direction received at least two Business Days prior to the date such payment is due.

         SECTION 5.11. Tax Cooperation and Exchange of Information. The Seller and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any part of the Purchased

Assets or the Business from the Purchaser. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents in their possession relating to rulings or other determinations by Tax authorities. The Seller and the Purchaser shall make themselves (and their respective employees) available on a basis mutually convenient to both parties to provide explanations of any documents or information provided under this Section 5.11. Each of the Seller and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession (or in the possession of its Affiliates) relating to Tax matters relevant to the Purchased Assets or the Business for each taxable period first ending after the Closing and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) six years following the due date (without extension) for such Tax Returns. After such time, before the Seller or the Purchaser shall dispose of any such documents in its possession (or in the possession of its Affiliates), the other party shall be given the opportunity, after 90 days' prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party's expense). Any information obtained under this
Section 5.11 shall be kept confidential in accordance with Section 5.03, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

         SECTION 5.12. Conveyance Taxes. The Purchaser shall be liable for and shall hold the Seller harmless against any Conveyance Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller, after review and consent by the Purchaser, shall file such applications and documents as shall permit any such Conveyance Tax to be assessed and paid on or after the Closing. The Seller shall execute and deliver all instruments and certificates requested by the Purchaser that are necessary to enable the Purchaser to comply with the foregoing.

         SECTION 5.13. FIRPTA Certificate. Seller shall deliver to Purchaser at the Closing a certificate, in compliance with Treasury Regulations 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Sections 897 and 1445 of the Code.

         SECTION 5.14. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement. In addition, Purchaser agrees to provide Seller with such cooperation and information that Seller reasonably may request of the Purchaser in connection with any ongoing claims or litigation that are retained by Seller pursuant to this Agreement, including furnishing information contained in the books and records of Seller that are transferred to Purchaser pursuant to this Agreement.

         SECTION 5.15. Risk of Loss. The risk of loss or damage by fire or other casualty to any Owned Real Property or any Leased Real Property before delivery of the applicable deed or assignment is assumed by the Seller. In the event that any Owned Real

Property or Leased Real Property shall suffer any fire or casualty or any injury, the Seller agrees to assign to the Purchaser the proceeds of any insurances covering such fire, casualty or injury and the amount of any deductible.

         (b) The risk of loss or damage to the Owned Real Property or the Leased Real Property by condemnation before delivery of the applicable deed or assignment is assumed by the Seller. In the event any condemnation proceeding is commenced, the Seller shall assign to the Purchaser at the Closing all of the Seller's right, title and interest in and to all awards made in respect of such condemnation and shall pay over to the Purchaser all amounts theretofore received by the Seller in connection with such condemnation.

         SECTION 5.16. Proration of Taxes and Certain Charges. (a) Except as otherwise provided in this Agreement, all installments of special assessments or other charges on or with respect to the Purchased Assets payable by the Seller for any period in which the Closing shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorates as of the 12:01 A.M. on the date of the Closing. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the date of the Closing.

         (b) All refunds, reimbursements, installments of base rent, additional rent, license fees or other use related revenue receivable by any party to the extent attributable to the operation of the Business for any period in which the Closing shall occur shall be prorated so that the Seller shall be entitled to that portion of any such installment applicable to any period from and after the date of the Closing, and if Purchaser or Seller, as the case may be, shall receive any such payments after the date of the Closing, they shall promptly remit to such other parties their share of such payments.

         (c) The prorations pursuant to this Section 5.16 may be calculated after the Closing, as each item to be prorated (including without limitation any such Tax, obligation, assessment, charge, refund, reimbursement, rent installment, fee or revenue) accrues or comes due, provided that, in any event, any such proration shall be calculated not later than thirty (30) days after the party requesting proration of any item obtains the information required to calculate such proration.

         SECTION 5.17. Assignment of Customer Contracts(a). The Seller hereby covenants that it will use its best efforts to assign all Contracts listed on
Section 3.02 of the Disclosure Schedule to the Purchaser; provided that any Contract for which it cannot obtain such a consent, Seller agrees to subcontract (to a subcontractor approved by Dycom) the work to be performed under the applicable Contract and, in turn, pay all amounts received under each such Contract to the Purchaser who, in turn, will make all requisite payments in respect of the subcontracting arrangement; and, provided further, that for purposes of this Agreement, it shall be deemed as if such Contract had been duly assigned.

         SECTION 5.18. 1031 Exchange. Upon the written request of the Seller, the Purchaser agrees to provide reasonable cooperation to the Seller with respect to the Seller's consummation of a "like-kind exchange" under the provisions of Section 1031 of the Code ("1031 Exchange") in connection with the sale of the Purchase Assets pursuant to this Agreement; provided, however, that the Purchaser shall not be required to hold legal title to any assets other than the Purchased Assets, and the Seller shall indemnify the Purchaser for any Liabilities, cost or expenses (with respect to Taxes or otherwise) incurred by the Purchaser in connection with its cooperation in any 1031 Exchange pursuant to this Section 5.18.

         SECTION 5.19. Excluded Owned Real Properties. Schedule 5.19 sets forth the value of each parcel of Owned Real Property. Purchaser and Seller acknowledge and agree that the values stated on such schedule shall be binding on the parties for purposes of this Section 5.19 and Sections 5.20 and 5.21. Within five (5) Business Days of the receipt from Seller of an Environmental Report for a parcel of Owned Real Property, Purchaser shall notify Seller in writing (the "Excluded Property Notice") whether Purchaser declines to purchase such parcel pursuant to this Agreement. Any such parcel of Owned Real Property that Purchaser declines to purchase pursuant to the prior sentence shall constitute "Excluded Owned Real Property" for purposes of this Agreement. If Purchaser fails to deliver an Excluded Property Notice within such five (5) Business Day period, Purchaser shall be obligated to purchase such parcel of Owned Real Property in accordance with the terms of this Agreement. The term "Owned Real Property" for purposes of this Agreement shall be deemed to exclude all parcels of Excluded Owned Real Property. Any Environmental Report delivered to Purchaser in accordance with this Section 5.19 shall be deemed to be an "Environmental Report" for purposes of Sections 3.12 and Purchaser shall have no recourse against Seller under this Agreement in respect of any express disclosures in such report.

         SECTION 5.20. Title Insurance for Owned Real Property. Promptly following the date hereof, Purchaser shall use its best efforts to obtain from Chicago Title Insurance Company or any other company approved by the Purchaser (the "Title Company"), an owner's policy of title insurance, or irrevocable and unconditional binder to issue the same, insuring, or committing to insure, at its ordinary premium rates, the Purchaser's good and marketable title in fee simple, to the parcels of Owned Real Property listed on Schedule 3.20(a) of the Disclosure Schedule that purchaser has not declined to purchase in accordance with Section 5.19 hereof, subject only to the Permitted Encumbrances, with all standard printed exceptions waived, and containing such affirmative endorsements as desired by the Purchaser, acting reasonably. Within fifteen Business Days of the date of this Agreement (or, if earlier, on the Closing Date), or such later time that may be consented to by Seller, the Purchaser shall notify Seller in writing of such parcels of Owned Real Property (i) that the Title Company has declined to issue such owner's policy of title insurance and (ii) as a result, Purchaser desires not to purchase hereunder ("Elected Excluded Property"). Upon receipt of such notice, Seller shall have an additional fifteen (15) days to obtain such title insurance on Purchaser's behalf. At the expiration of such fifteen (15) day period, any parcel of Elected Excluded Property for which Seller is unable to obtain such title insurance shall constitute "Excluded Owned Real Property" for purposes of this Agreement. At the Closing, the Purchaser shall pay to the Title Company the premium and other title fees which are payable to the Title Company in respect of such title insurance policy.

         SECTION 5.21. Survey. Promptly following the date hereof, Purchaser shall seek to obtain a currently dated as-built ALTA survey of each parcel of Owned Real Property, prepared and certified to the Purchaser and the Title Company by a certified or registered surveyor approved by the Purchaser, which shall show any improvements, the location of all easements, rights of way, sewer and water lines, building lines and encroachments, the location of all required building set-back lines and other dimensional regulations and any wetlands; and
(3) show the location of all abutting or adjoining streets, alleys, curb cuts and the like. In addition, the Purchaser shall seek to obtain a surveyor's certificate executed by such surveyor, in form and substance reasonably satisfactory to Purchaser. Seller agrees to provide Purchaser with such assistance as may be reasonably requested in obtaining such ATLA survey or related surveyor's certificate.

         SECTION 5.22. Name Change. Within 30 days of the Closing, Seller shall change its name to a name dissimilar to "First South Utility Construction".

         SECTION 5.23. Registration Rights. On the Closing Date, the Seller and the Purchaser shall enter into a registration rights agreement substantially in the form of Exhibit 5.23 hereof.

         SECTION 5.24. AT&T Escrow Agreement; AT&T Escrow Receivable. (a) On the Closing Date and in accordance with Section 2.06(b) hereof, Purchaser shall deposit with the Escrow Agent the AT&T Escrow Amount which shall be distributed pursuant to the terms and conditions of the AT&T Escrow Agreement substantially in the form of Exhibit 5.24 hereof.

         (b) Promptly after receipt of any payment from AT&T in connection with the AT&T Escrow Receivable, Purchaser agrees to deliver to Seller (with a copy to the Escrow Agent) a certificate, executed by an authorized officer of Purchaser, stating the amount of such payment it received from AT&T and directing the Escrow Agent to release an equal amount to the Seller from the AT&T Escrow Fund.

         (c) The parties hereto acknowledge and agree that if any distributions are made to the Purchaser from the AT&T Escrow Fund in respect of any portion of the AT&T Escrow Receivable that is not received by Purchaser, then, simultaneously with such distributions to the Purchaser, the Purchaser shall transfer title to the AT&T Escrow Receivable to the Seller. Thereafter, all right title and interest in the AT&T Escrow Receivable shall belong to the Seller, the Seller have the right to take any and all action with respect to such receivable as it determines in its sole discretion and the Purchaser shall have no further interest in or claims with respect to such Receivable. The Purchaser agrees to promptly deliver to the Seller any amounts received by Purchaser from AT&T in respect of the AT&T Escrow Receivable after any such distributions are made to the Purchaser from the AT&T Escrow Fund.

         (d) Purchaser agrees that it shall not settle any claims with AT&T with respect to the AT&T Escrow Receivable and shall not agree with AT&T to a reduction of any amounts due under the AT&T Contract without the consent of the Seller, which consent may be given or withheld in the sole discretion of the Seller.

         (e) The parties hereto acknowledge and agree that notwithstanding the sale of the AT&T Escrow Receivable to the Purchaser hereunder, the Seller shall have the right to undertake the following activities with respect to the AT&T Receivable from and after the Closing Date: (i) contact AT&T to inquire as to payment of such AT&T Escrow Receivable, (ii) undertake collection efforts with respect to such AT&T Escrow Receivable, (iii) negotiate payment discounts with respect to such AT&T Escrow Receivable, and (iv) compromise the amount owing to Purchaser with respect to such AT&T Escrow Receivable. Seller agrees that if it receives any payment directly from AT&T with respect to such AT&T Escrow Receivable, whether as a result of its collection efforts or otherwise, it will promptly instruct the Escrow Agent to release an amount from the escrow fund held pursuant to the AT&T Escrow Agreement to the Purchaser equal to the amount of any such payment received by the Seller from AT&T.

         SECTION 5.25. Estoppel Certificates. The Seller agrees to use best efforts to delivere to the Purchaser prior to Closing an estoppel certificate for each Leased Real Property identified on Schedule 5.25 attached hereto.

         SECTION 5.26. Performance Bond. In the event that Purchaser shall not be able to, prior to the Closing (i) replace the performance bonds listed on
Schedule 3.02 to the reasonable satisfaction of Seller or (ii) deliver such other security reasonably acceptable to Seller, then the parties shall agree to another mutually satisfactory resolution regarding such performance bonds.

         SECTION 5.27. Subcontractor Releases. Seller agrees to obtain releases from each of the subcontractors under the AT&T Contract (the "Subcontractor Releases"), in the same form as the releases required to be delivered to AT&T pursuant to the AT&T Contract, and to promptly deliver to Purchaser copies of the Subcontractor Releases.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

         SECTION 6.01. Offer of Employment. On or prior to the Closing, Purchaser shall offer employment to each of Bruce A. Clemment, Susan M. Knox, James E. Conrad, Jr. and Elaine K. Shelton pursuant to an employment agreement substantially in the form attached hereto as Exhibit 6.01. In addition, Purchaser shall negotiate in good faith with Jeffrey Mott regarding a possible employment or consulting arrangement with Purchaser.

         SECTION 6.02. Termination of Participation in Plans. As of the Closing Date, the Seller shall take all necessary and appropriate actions to terminate the participation of the Transferred Employees under the Plans and the Transferred Employees shall cease to accrue any additional benefits under the Plans. The Purchaser shall not be deemed a successor to any of the Plans. The Sellers shall retain all assets and Liabilities under the Plans and shall remain obligated for all claims for benefits and benefit entitlements under the Plans.

         SECTION 6.03. COBRA Obligations. Immediately following the Closing, the Purchaser shall have sole responsibility to provide COBRA continuation coverage to all M&A Qualified Beneficiaries in connection with the transactions contemplated by this Agreement, including but not limited to the M&A Qualified Beneficiaries listed on Section 3.19(d) of the Disclosure Schedule (as updated by the Seller immediately prior to the Closing in accordance with Section 5.05 hereof) and such employees of Seller who become M&A Qualified Beneficiaries as a result of not being offered or accepting employment with the Purchaser as of the Closing.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

         SECTION 7.01. Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement (without regard to qualifications as to "materiality" including the word "material" or "Purchaser Adverse Effect") shall be true and correct as of the Closing as though such representations and warranties were made on and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Purchaser Adverse Effect, except (i) for any changes permitted by the terms hereof or consented to in writing by the Seller and
     (ii) to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date. In addition, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

          (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Seller, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Seller has directly or indirectly solicited or encouraged any such Action;

          (d) No Purchaser Adverse Effect. No event or events have occurred that has resulted or that is likely to result in a Purchaser Adverse Effect;

          (e) Closing Deliveries. The closing deliveries of Purchaser required pursuant to Section 2.06 shall have been made.

          (f) Registration Rights Agreement. Purchaser shall have executed and delivered to Seller the Registration Rights Agreement.

         SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Seller contained in this Agreement (without regard to qualifications as to "materiality" including the word "material" or "Material Adverse Effect") shall be true and correct as of the Closing as though such representations and warranties were made on and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect, except (i) for any changes permitted by the terms hereof or consented to in writing by the Purchaser and (ii) to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date. In addition, the covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing shall have been complied with in all material respects.

          (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Purchased Assets contemplated by this Agreement shall have expired or shall have been terminated;

          (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against either the Seller or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Purchaser, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.02(c) shall not apply if the Purchaser has directly or indirectly solicited or encouraged any such Action;

          (d) Consents and Approvals. The Purchaser shall have received duly executed copies of all governmental consents and approvals as described in
     Section 3.03 of the Disclosure Schedule and all third party consents required with respect to the contracts identified as "Required Consent Contracts" on Section 3.02 of the Disclosure Schedule, except for such consents and approvals as Purchaser and Seller shall have agreed in writing not to obtain;

          (e) Non-Competion Agreements. Each of William Stover and Robert Jones will have executed a non-compete Agreement in the form of Exhibit 7.02;

          (f) No Material Adverse Effect. No event or events shall have occurred, and neither Purchaser nor Seller has been notified of any event or events that are actually scheduled by third parties to occur in the future in connection with obtaining the BellSouth consent, that has resulted or that is likely to result in a Material Adverse Effect;

          (g) Seller Statement of Net Working Capital. The Seller shall have delivered to the Purchaser the Seller Statement of Net Working Capital;

          (h) FIRPTA. Purchaser shall have received the certificate required to be delivered pursuant to Section 5.13; and

          (i) Closing Deliveries. The closing deliveries of Seller required pursuant to Section 2.05 shall have been made.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.01. Survival of Representations and Warranties. (a) The representations and warranties of the Seller contained in this Agreement shall survive the Closing until October 1, 2004; provided, however, that (i) the representations and warranties made pursuant to Section 3.25 (Brokers) shall survive indefinitely, (ii) the representations and warranties dealing with Tax matters shall survive until 30 days after the expiration of the relevant statute of limitations for the Tax liabilities in question and (iii) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing until the third anniversary of the Closing. Neither the period of survival nor the liability of the Seller with respect to the Seller's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         (b) The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing until the second anniversary of the Closing; provided, however, that the representations and warranties made pursuant to Section 4.06 (Brokers) shall survive indefinitely. Neither the period of survival nor the liability of the Purchaser with respect to the Purchaser's representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to the Purchaser, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

         SECTION 8.02. Indemnification by the Seller. The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller for and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Seller contained in this Agreement (provided that in calculating the amount of any Loss, as opposed to whether there has been a breach, such Loss shall be calculated without regard to qualifications as to "materiality", including the word "material" or "Material Adverse Effect") and the existence of any Excluded Liabilities or Excluded Assets shall not be deemed in any manner whatsoever to cause or constitute such a breach;


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


          (ii) the breach of any covenant or agreement by the Seller contained in this Agreement; and

          (iii) Liabilities, whether arising before or after the Closing, that are not Assumed Liabilities, including:

               (A) Liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement; and

               (B) the Excluded Liabilities.

          (iv) Liabilities under the performance bond that Purchaser obtains pursuant to Section 5.26 hereof in respect of the AT&T Contract for work performed on or prior to the Closing Date by or on behalf of Seller.

To the extent that the Seller's undertakings set forth in this Section 8.02 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnified Parties.

         SECTION 8.03. Indemnification by the Purchaser. The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser for and against any and all Losses, arising out of or resulting from:

          (i) the breach of any representation or warranty made by the Purchaser contained in this Agreement;

          (ii) the breach of any covenant or agreement by the Purchaser contained in this Agreement; and

          (iii) the Assumed Liabilities.

To the extent that the Purchaser's undertakings set forth in this Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnified Parties.

         SECTION 8.04. Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in this Agreement the maximum amount of indemnifiable Losses which may be recovered from an Indemnified Party arising out of or resulting from the causes set forth in Section 8.02(i) or 8.03(i), as the case may be, shall be an amount equal to $4,000,000 in the aggregate. The provisions of this Section 8.04 shall not apply with respect to any indemnification for Taxes relating to the operations of the Business prior to the Closing.

         (b) Notwithstanding anything to the contrary, except with respect to any indemnification for Taxes, no Indemnified Person shall be entitled to assert any claim for


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


indemnification under this Article VIII until such time as all claims for indemnification shall exceed $700,000 (the "Basket") and thereafter shall be entitled to recovery to the full extent of such Losses from the first dollar of any Loss.

         SECTION 8.05. Notice of Loss; Third Party Claims. (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

         (b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a "Third Party Claim") against it or which may give rise to a claim for Loss under this Article VIII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 15 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists a conflict of interest that would make it inappropriate in the written opinion of counsel for the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, unless such settlement shall include an unconditional release of the Indemnified Party from all liabilities arising out of such claim.

         SECTION 8.06. Distributions from Indemnity Escrow Fund. In the event that (a) the Seller shall not have objected to the amount claimed by the Purchaser for indemnification with respect to any Loss in accordance with the procedures set forth in the Indemnity Escrow Agreement or (b) the Seller shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Purchaser and either (i) the Seller and the Purchaser shall have, subsequent to the giving of such notice, mutually agreed that the Seller is obligated to indemnify the Purchaser for a specified amount and shall have so jointly notified the Escrow


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


Agent or (ii) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Purchaser for indemnification from the Seller and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from the Seller and the Purchaser or, in the case of clause (ii) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to the Purchaser from the Environmental Escrow Account, in the event that such claim is related to Section 3.12 hereof, or from the Operating Escrow Account, in the event such claim is related to any other indemnifiable claim hereunder, in each case in accordance with the Indemnity Escrow Agreement.

         SECTION 8.07. Tax Treatment. (a) The Seller and the Purchaser agree that all payments made by either of them to or for the benefit of the other under this Article VIII, under other indemnity provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants shall be treated as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         SECTION 8.08. Exclusive Remedy. Except for claims or causes of action related to a wilful or intentional breach of any provision of this Agreement or fraud by any of the parties hereto, the rights of indemnified parties to indemnification under this Article VIII shall constitute the sole and exclusive remedies of the indemnified parties from and after the Closing with respect to the matters in respect of which indemnification may be provided for hereunder; provided, however, nothing in this Article VIII shall be deemed to preclude an indemnified party from seeking equitable relief for any failure of any party hereto to perform any covenant or agreement required to be performed by any party hereto. In addition and notwithstanding anything to the contrary contained in this Agreement, the provisions of this Article VIII shall not apply to
Section 5.23 (Registration Rights).



                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the Purchaser if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted or that is likely to result in a Material Adverse Effect, (ii) any representations and warranties of the Seller contained in this Agreement shall not have been true and correct when made, and the failure of such representations and warranties to be true and correct has resulted or is likely to result in a Material Adverse Effect, (iii) the Seller shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (b) by the Seller if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted or that is likely to result in a Purchaser Adverse Effect, (ii) any representations and warranties of the Purchaser contained in this Agreement shall not have been true and correct when made, and the failure of such representations and warranties to be true and correct has resulted or is likely to result in a Purchaser Adverse Effect, (iii) the Purchaser shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) the Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Purchaser seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (c) by either the Seller or the Purchaser if the Closing shall not have occurred by December 5, 2003; provided, however, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (d) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (e) by the mutual written consent of the Seller and the Purchaser.

         SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 5.03 and 10.01 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.


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

         SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

         (a)  if to the Seller:

              First South Utility Construction, Inc.
              1892 Trox Street
              Greensboro, NC 27406
              Telecopy:  (336) 274-1469
              Attention:  Chief Executive Officer

              with a copy to:

              Epstein Becker & Green, P.C.
              111 Huntington Avenue
              26th Floor
              Boston, MA 02199
              Telecopy:  (617) 342-4001
              Attention:  Susan E. Pravda, Esq.

         (b)  if to the Purchaser:

              Dycom Industries, Inc.
              4440 PGA Boulevard
              First Union Center, Suite 500
              Palm Beach Gardens, FL 33410-6542
              Telecopy:  (561) 627-7709
              Attention:  Michael K. Miller, Esq.
                             General Counsel

              with a copy to:

              Shearman & Sterling LLP
              599 Lexington Avenue
              New York, NY 10022
              Telecopy:  (212) 848-7179
              Attention:  Richard B. Vilsoet, Esq.

         SECTION 10.03. Public Announcements. Neither party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party unless otherwise required by Law or applicable stock


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


exchange regulation, and the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

         SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 10.05. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

         SECTION 10.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates of the Purchaser without the consent of the Seller provided that the Purchaser unconditionally and irrevocably guarantees to the Seller the prompt and complete performance of all obligations of such Affiliate to the Seller arising out of or relating to this Agreement.

         SECTION 10.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser or (b) by a waiver in accordance with Section 10.08.

         SECTION 10.08. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 10.09. No Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns


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


and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

         SECTION 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of the City of New York, provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

         SECTION 10.11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

         SECTION 10.12. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

         SECTION 10.13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              FIRST SOUTH UTILITY CONSTRUCTION, INC.

                              By:   /s/ Jeffrey L. Mott
                                   ---------------------------------------------
                                   Name: Jeffrey L. Mott
                                   Title: Treasurer and Chief Financial Officer



                              DYCOM INDUSTRIES, INC.


                              By:   /s/ Steven E. Nielsen
                                   ---------------------------------------------
                                   Name: Steven E. Nielsen
                                   Title: President and Chief Executive Officer


                                       55